Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-48026, 333-136072 and 333-170412) of TeleCommunication Systems, Inc. Employee Stock Purchase Plan of our report dated May 7, 2012 relating to the financial statements of the TeleCommunication Systems, Inc. Employee Stock Purchase Plan as of January 31, 2012 and 2011, and for the three years in the period ended January 31, 2012, which appear in this Form 11-K.

\s\ Reznick Group, P.C.

Baltimore, Maryland

May 7, 2012